UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 13, 2018

BRAEMAR HOTELS & RESORTS INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35972	46-2488594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2018, Braemar Hotels & Resorts Inc., a Maryland corporation (the “Company”), Braemar Hospitality Limited Partnership, a Delaware limited partnership and the Company’s operating partnership, and Ashford Hospitality Advisors LLC, a Delaware limited liability company, entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, UBS Securities LLC and Citigroup Global Markets Inc., as representatives of each of the underwriters listed on Schedule A thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to sell 1,600,000 shares of the Company’s newly created 8.25% Series D Cumulative Preferred Stock (the “Series D Preferred Stock”) at a price to the public of $25.00 per share of Series D Preferred Stock (the “Firm Shares”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option (the “Over-Allotment Option”), which expires 30 days after the date of the Underwriting Agreement, to purchase up to an additional 240,000 shares of Series D Preferred Stock on the same terms and conditions as the Firm Shares. Closing of the issuance and sale of the Series D Preferred Stock is scheduled for November 20, 2018. The Company will receive net proceeds from the offering of approximately $38.6 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering to finance the acquisition of the 170-room Ritz-Carlton Lake Tahoe in Truckee, California (the “Ritz-Carlton Acquisition”).  In the event the Ritz-Carlton Acquisition does not close, the Company intends to use the net proceeds from the offering for general corporate purposes, which may include but are not limited to: repayment of debt or other maturing obligations, financing future hotel related investments, capital expenditures and working capital.

The offering of the Series D Preferred Stock has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective registration statement on Form S-3 (Registration No. 333-223799) of the Company, as amended, and a prospectus supplement dated November 13, 2018, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Series D Preferred Stock are subject to approval of certain legal matters by counsel to the Underwriters and other customary conditions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of the those liabilities.

The description of the Underwriting Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

Item 3.03. Material Modification to Rights of Security Holders.

On November 13, 2018, the Company agreed to issue 1,600,000 shares of Series D Preferred Stock and all or any part of the 240,000 shares of the Series D Preferred Stock subject to the Over-Allotment Option of the Underwriters. As set forth in Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Preferred Stock (the “Articles Supplementary”), filed with the Maryland State Department of Assessments and Taxation on November 19, 2018, the Series D Preferred Stock ranks: (i) senior to all classes or series of the Company’s common stock and future junior securities; (ii) on a parity with each series of the Company’s outstanding preferred stock, including the Company’s outstanding 5.50% Series B Cumulative Convertible Preferred Stock, and with any future parity securities and (iii) junior to future senior securities and to all of the Company’s existing and future indebtedness, with respect to the payment of dividends and the distribution of amounts upon liquidation, dissolution or winding up of the Company’s affairs.

The Company will pay cumulative dividends on the Series D Preferred Stock in the amount of $2.0625 per share each year, which is equivalent to 8.25% of the $25.00 liquidation preference per share of Series D Preferred Stock. Dividends on the Series D Preferred Stock are payable quarterly in arrears on the 15th day of January, April, July and October of each year (or, if not on a business day, on the next succeeding business day). The first dividend on the Series D Preferred Stock sold in this offering will be paid on January 15, 2019 and will be in the amount of $0.234896 per share.

On and after November 20, 2023, the Company may, at its option, redeem the Series D Preferred Stock, in whole or in part, by paying $25.00 per share, plus all accrued and unpaid dividends to, but not including, the date of redemption. Except with respect to the special optional redemption described below, and in certain limited circumstances relating to the ownership limitation necessary to preserve the Company’s qualification as a REIT, the Series D Preferred Stock will not be redeemable prior to November 20, 2023. Upon the occurrence of a Change of Control (as defined below), the Company may, at its option, redeem the Series D Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), the Company has provided or provides notice of redemption with respect to the Series D Preferred Stock (whether pursuant to the Company’s optional redemption right or the Company’s special optional redemption right), the holders of Series D Preferred Stock will not have the conversion right described below.

A “Change of Control” is when, after the original issuance of the Series D Preferred Stock, the following have occurred and are continuing:

•                  the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•                  following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (“NYSE”), the NYSE American (“NYSE American”) or the NASDAQ Stock Market (“NASDAQ”) or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

Upon the occurrence of a Change of Control, each holder of Series D Preferred Stock will have the right, unless, prior to the Change of Control Conversion Date, the Company has provided or provides notice of the Company’s election to redeem the Series D Preferred Stock, to convert some or all of the Series D Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of the Company’s common stock per share of Series D Preferred Stock to be converted equal to the lesser of:

•                  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date for the Series D Preferred Stock and prior to the corresponding Series D Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•                  5.12295, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration.

If, prior to the Change of Control Conversion Date, the Company has provided or provides notice of redemption with respect to the Series D Preferred Stock, whether pursuant to the Company’s optional redemption right or the Company’s special optional redemption right, the holders of Series D Preferred Stock will not have any right to convert the Series D Preferred Stock in connection with the Change of Control Conversion Right (as defined below), and any shares of Series D Preferred Stock subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date. Except as provided above in connection with a Change of Control, the Series D Preferred Stock is not convertible into or exchangeable for any other securities or property.

The “Change of Control Conversion Right” is the right of each holder of Series D Preferred Stock to convert some or all of the Series D Preferred Stock held by such holder upon the occurrence of a Change of Control.

The “Change of Control Conversion Date” is the date the Series D Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Company provides the notice described above to the holders of Series D Preferred Stock.

The “Common Stock Price” will be: (i) the amount of cash consideration per share of the Company’s common stock, if the consideration to be received in the Change of Control by the holders of the Company’s common stock is solely cash; or (ii) the average of the closing prices for the Company’s common stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of the Company’s common stock is other than solely cash.

The description of the Series D Preferred Stock in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles Supplementary, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 19, 2018, the Company executed the Articles Supplementary for the purpose of establishing the terms of the Series D Preferred Stock and classifying and designating 1,840,000 shares of authorized, but unissued, preferred stock as Series D Preferred Stock. The information about the Articles Supplementary contained under Item 3.03 of this Current Report on Form 8-K, including the summary description of the rights and preferences of the Series D Preferred Stock, is incorporated into this Item 5.03 by reference.

The description of the Articles Supplementary contained in this Item 5.03 is qualified in its entirety by reference to the full text of the Articles Supplementary, which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1

Underwriting Agreement, dated November 13, 2018, among Braemar Hotels & Resorts Inc., Braemar Hospitality Limited Partnership, Ashford Hospitality Advisors LLC, Morgan Stanley & Co. LLC, UBS Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters listed on Schedule A thereto.

3.1	Articles Supplementary for the Series D Cumulative Preferred Stock, accepted for record and certified by the Maryland State Department of Assessments and Taxation on November 19, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 19, 2018

BRAEMAR HOTELS & RESORTS INC.

By:	/s/ Robert G. Haiman
	Name:	Robert G. Haiman
	Title:	Executive Vice President,
General Counsel and Secretary